Consent of Independent Registered Public Accounting Firm

The Board of Trustees of

Nuveen Investment Trust V:

We consent to the use of our report dated September 27, 2018, with respect to the financial statements and financial highlights of Nuveen Multi-Asset Income Fund, a series of Nuveen Investment Trust V, as of July 31, 2018, incorporated herein by reference and to the references to our firm under the headings “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” in the Statement of Additional Information.

/s/ KPMG LLP

Chicago, Illinois

November 26, 2018